News Release

Contact:	Tim Bienek Chief Financial Officer 972-728-6331	Mike Russell Investor Relations 972-728-2092

Affirmative Insurance Holdings, Inc. Announces 2004 Third Quarter Results

Period produces strong revenue growth, improved operating margins, debt-free balance sheet

ADDISON, Texas (November 3, 2004) – Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a producer and provider of personal non-standard automobile insurance, today announced financial results for the three- and nine-month periods ended September 30, 2004.

Highlights for the Company’s 2004 third quarter included:

•	Net income increased 62.9 percent over the same period in 2003;

•	Revenues from agency operations increased 21.9 percent and the pre-tax margin was 16.5 percent, an improvement of 5.6 percentage points from year-ago levels;

•	Revenues from insurance company operations increased to $58.1 million from $2.5 million in the prior year and the combined ratio was 94.4 percent.

•	Available cash was used to retire $5.8 million in notes payable, rendering the balance sheet debt free.

“We are pleased to report strong financial results during the third quarter,” said Thomas E. Mangold, president and chief executive officer of Affirmative Insurance Holdings, Inc. “Our plan to increase total controlled premium while reducing the amount of reinsurance we purchase is fueling net written premium growth and higher underwriting and investment income. Margins in agency operations improved significantly compared to the prior year attributable to more favorable commission terms and steady growth in premium production from both our retail and independent agent distribution channels. ”

FINANCIAL RESULTS
Third quarter 2004 net income was $6.0 million or $0.37 per diluted share, a year-over-year increase of $2.3 million or 62.9 percent, compared to $3.7 million or $0.36 per diluted share for the same period in 2003. Weighted average shares for the third quarter were 16.2 million compared to 10.1 million for the same period of 2003.

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Revenues for the three months ended September 30, 2004, were $72.6 million, an increase of $48.5 million compared to $24.1 million for the same period in 2003. The increase in revenues was principally due to Affirmative’s increased retention of gross premiums written by its insurance companies as a result of the increased capitalization of the insurance companies following Affirmative’s initial public offering.

For the nine months ended September 30, 2004, net income was $18.7 million or $1.42 per diluted share, compared to net income of $12.7 million or $1.26 per diluted share in the same period of 2003. Revenues for the first nine months of 2004 were $212.0 million compared to $75.2 million during the same period of 2003.

Affirmative retired the remaining $5.8 million in notes payable during the third quarter from existing cash and had no outstanding debt as of September 30, 2004. As previously announced, Affirmative entered into a $15 million two-year senior secured credit facility with The Frost National Bank, which may be used for general working capital for agency operations, capital for its affiliated insurance companies, and/or to finance acquisition activities. Currently, there are no outstanding borrowings under this facility.

GUIDANCE AND SUPPLEMENTAL INFORMATION
Affirmative maintains a positive outlook for the fourth quarter of 2004 and has adjusted its earnings guidance for the full year to a range of $1.65 to $1.75 per diluted share from a range of $1.60 to $1.80 per diluted share. For 2005, the Company projects earnings to be in the range of $1.85 to $2.05 per diluted share.

To provide a more complete understanding of Affirmative’s financial results, Company officials have posted supplemental financial data on the investor relations Web site, which can be found by visiting www.affirmativeholdings.com. The data pertains to quarterly financial results for all four quarters of 2003 and the first, second and third quarters of 2004.

CONFERENCE CALL
The Company will hold a conference call to discuss its 2004 third quarter results at 11:30 a.m. EST (10:30 a.m. CST) Thursday, November 4, 2004. The conference call will be accessible on Affirmative’s Web site at www.affirmativeholdings.com/frame/overview.htm, or by telephone at 888-396-2356 (Passcode: 63266372). Recorded replays of the earnings conference call will be available one hour after the call’s completion on the investor relations Web page, or by telephone at 888-286-8010 (Passcode: 28494353). The conference call replay will be available for a 30-day period, which ends on December 4, 2004.

ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 11 states, including Texas, Illinois, California and Florida.

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FORWARD-LOOKING STATEMENTS DISCLOSURE
Certain information in this news release and other statements or materials are not historical facts but are forward-looking statements relating to such matters as: assumed future results of the Company’s business; financial condition; liquidity; results of operations; plans; and objectives. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the Company’s business, and the other matters referred to above include, but are not limited to: general volatility of the non-standard personal automobile and reinsurance markets; the market price of our common stock; changes in business strategy; severe weather conditions; availability, terms and deployment of capital; the degree and nature of competitor product and pricing activity; changes in the non-standard personal automobile insurance industry, interest rates or the general economy; identification and integration of potential acquisitions; claims experience; availability of qualified personnel; and the loss of one or more members of the Company’s management team.

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(financial tables follow)

	Affirmative Insurance Holdings, Inc.
	Consolidated Statements of Operations - Unaudited
	(dollars in thousands, except per share data)
	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenues
Net premiums earned	$50,328	$—	$141,276	$—
Commission income	6,850	11,741	26,050	36,669
Fee income	13,243	9,774	40,560	30,055
Claims processing fees	1,343	2,536	2,698	7,920
Net investment income	799	46	1,389	148
Realized gains (losses)	11	16	(9)	451

Total revenues	72,574	24,113	211,964	75,243

Expenses
Losses and loss adjustment expenses	35,468	-	95,325	-
Policy acquisition expenses	15,109	3,967	41,382	12,220
Employee compensation and benefits	7,193	8,729	28,102	27,006
Depreciation and amortization	1,166	784	3,011	2,466
Operating expenses	2,929	4,272	12,033	12,323
Interest expense	135	239	526	609

Total expenses	62,000	17,991	180,379	54,624

Net income before income taxes, minority interest
and equity interest in unconsolidated subsidiaries	10,574	6,122	31,585	20,619
Income tax expense	4,150	2,189	11,668	7,372
Minority interest, net of income taxes	274	89	581	345
Equity interest in unconsolidated subsidiaries, net of income taxes	173	174	596	174

Net income	$5,977	$3,670	$18,740	$12,728

Net income per common share — Basic	$0.38	$0.36	$1.43	$1.26

Net income per common share — Diluted	$0.37	$0.36	$1.42	$1.26

Weighted average shares — Basic	15,931,171	10,085,230	13,072,295	10,076,589
Weighted average shares — Diluted	16,181,166	10,105,117	13,237,835	10,096,475

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Affirmative Insurance Holdings, Inc.
Condensed Consolidated Balance Sheets
	(dollars in thousands)
	September 30,	December 31,
	2004	2003
	(Unaudited)
Assets
Fixed maturities — available for sale	$117,119	$6,610
Short-term investments	3,981	—
Other invested assets	—	928

	121,100	7,538
Cash and cash equivalents	37,181	15,358
Fiduciary and restricted cash	17,989	9,467
Premiums and fees receivable	115,440	75,596
Commissions receivable	7,855	7,043
Receivable from reinsurers	112,828	94,526
Deferred acquisition costs	17,875	14,371
Other assets	100,438	90,680
Total assets	$530,706	$314,579

Liabilities and Stockholders’ Equity
Liabilities
Reserves for losses and loss adjustment expenses	103,870	58,507
Unearned premium	95,725	71,226
Amounts due reinsurers	70,967	19,633
Deferred revenue	23,185	15,451
Other liabilities	36,773	36,385

Total liabilities	330,520	201,202

Stockholders’ equity
Common stock	168	116
Warrants	—	157
Additional paid-in capital	151,789	84,074
Accumulated other comprehensive income (loss)	450	(9)
Retained earnings	47,779	29,039

Total stockholders' equity	200,186	113,377

Total liabilities and
stockholders' equity	$530,706	$314,579

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